                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                     United Bancorporation of Alabama, Inc.
                (Name of Registrant as Specified In Its Charter)

           United Bancorporation of Alabama, Inc. [Board of Directors]
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:


         2)       Form, Schedule or Registration Statement No.:


         3)       Filing Party:


         4)       Date Filed:

                     UNITED BANCORPORATION OF ALABAMA, INC.
                            200 EAST NASHVILLE AVENUE
                                 ATMORE, ALABAMA


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 9, 2001


         NOTICE IS HEREBY GIVEN, that pursuant to call of its Board of Directors, the Annual Meeting of Stockholders (the "Meeting") of United Bancorporation of Alabama, Inc. (the "Corporation"), Atmore, Alabama, will be held at the corporate offices of United Bank, 200 East Nashville Avenue, Atmore, Alabama, on Wednesday, May 9, 2001, at 3:00 p.m., local time, for the purpose of considering and voting upon the following matters:

         1. Election of two persons as directors, each of whom is nominated to serve until the 2004 Annual Meeting of Stockholders and until his successor is elected and qualified.

         2. Transaction of such business as may come properly before the Meeting or any adjournments thereof.

         You are cordially invited to attend the Meeting, and we hope you will attend.

fWHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

         Stockholders of record on April 6, 2001 are entitled to receive notice of and to vote at the Meeting.

                                    BY ORDER OF THE BOARD OF DIRECTORS



                                    H. Leon Esneul
                                    Chairman of the Board


ATMORE, ALABAMA
APRIL 16, 2001

                     UNITED BANCORPORATION OF ALABAMA, INC.

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                   MAY 9, 2001

                                  INTRODUCTION

         This Proxy Statement is furnished to the stockholders of United Bancorporation of Alabama, Inc. (the "Corporation") in connection with the solicitation of proxies by the Corporation's Board of Directors for use at the Annual Meeting of Stockholders of the Corporation to be held on May 9, 2001, at 3:00 p.m., local time, and at any adjournments thereof (the "Meeting").

         The matters to be considered at the Meeting include: (1) the election of two directors, each of whom is nominated to serve until the 2004 Annual Meeting of Stockholders, each to serve until his successor is elected and qualified; and (2) the transaction of such other business as may come properly before the Meeting.

         The Corporation's executive offices are located at 200 East Nashville Avenue, Atmore, Alabama 36502. This Proxy Statement is dated April 16, 2001, and, together with a copy of the Corporation's 2000 Annual Report, is being mailed to stockholders of the Corporation on or about April 16, 2001.

                                VOTING SECURITIES

         As of April 6, 2001, the Corporation's only outstanding voting security was its Class A Stock, of which 1,096,100 shares (excluding treasury shares) were issued, outstanding, and entitled to vote. Those shares were held by approximately 612 stockholders of record. Stockholders of record on April 6, 2001, are entitled to receive notice of and to vote at the Meeting.

         Notwithstanding that date, the Corporation's stock transfer books will not be closed, and stock may be transferred after the record date, although only stockholders of record as of the record date may vote at the Meeting.

         The directors, nominees for election as directors, and executive officers of the Corporation as a group number eight persons and, as of April 6, 2001, beneficially owned 144,587 shares of Class A Stock, 13.19% of the total shares of such stock outstanding. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

                                 VOTES REQUIRED

         The representation in person or by proxy of at least a majority of the outstanding Class A Stock entitled to vote at the Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the Meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a broker or other proposal because the nominee does not have discretionary voting power with respect to the proposal and has not received instructions from the beneficial owner.

         The election of directors requires an affirmative vote of a plurality of the shares present in person or represented by proxy at the Meeting. The nominees receiving the highest number of affirmative votes of such shares will be elected as directors. Accordingly, abstentions and broker non votes will have no effect on the outcome of the vote for directors. Although the Corporation is not presently aware of any other matter to be acted upon at the Meeting, any other matters that may be considered and acted upon by the stockholders at the Meeting would require approval by the affirmative vote of at least a majority of the shares entitled to vote and represented at the Meeting either in person or by proxy. Abstentions would be treated as votes cast with respect to any such matter and therefore will have the same effect as a vote against such matters. Broker non-votes will not be counted as votes cast with respect to such matter and therefore would have no effect on the outcome of the votes.

                                    PROXIES

         If the enclosed Proxy is executed and returned, it may be revoked at any time before it has been exercised; if it is not revoked, the shares represented thereby will be voted by the persons designated in such Proxy in accordance with the instructions therein. IN THE ABSENCE OF INSTRUCTIONS, THE PROXY WILL BE VOTED FOR ELECTION OF EACH OF THE DIRECTOR NOMINEES DESCRIBED IN THIS PROXY STATEMENT, AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS THAT MAY COME PROPERLY BEFORE THE MEETING.

                              ELECTION OF DIRECTORS

         The following table sets forth the name of each nominee and each director of the Corporation continuing in office after the Meeting, a description of his position and offices, if any, with the Corporation and its subsidiaries, a brief description of his principal occupation during at least the last five years, and certain other information, including his age. Each such director and each nominee is a director of United Bank (the "Bank").

                                    DIRECTOR         DATE TERM AS              PRINCIPAL OCCUPATION
NAME AND AGE                         SINCE          DIRECTOR EXPIRES           DURING PAST FIVE YEARS
------------                        --------        ----------------           ----------------------
 L. Walter Crim (55)                  1997               May 2003               Owner, Central Farm Supply.

 H. Leon Esneul (65)                  1993               May 2003               Chairman of the Board of the
                                                                                Corporation; pecan grower;
                                                                                managing partner of the Doris
                                                                                Company Limited Partnership.

 William C. Grissett (52)             1998               May 2001*              Owner, Escambia Lawn &
 Rental Center, Inc.; Vice                                                      President, Tiger-Sunbelt
                                                                                Industries, Inc. 1998-1999;
                                                                                President, Sunbelt Chemicals,
                                                                                Inc., 1983-1998.

 Robert R. Jones, III (49)            1992               May 2002               President of the Corporation
                                                                                since May, 1993; President
                                                                                and Chief Executive Officer
                                                                                of United Bank since July,
                                                                                1992.

 William J. Justice (61)              1991               May 2003               Vice Chairman of the Board
                                                                                of the Corporation; Vice Chairman
                                                                                of the Board of United Bank;
                                                                                Pharmacist, President and Chief
                                                                                Executive Officer, Greenlawn
                                                                                Pharmacy.

Bobby W. Sawyer (47)                  1993               May 2002               President, Hammer, Inc.,
construction company.

 David D. Swift (50)                  1995               May 2001*              Chairman of the Board of
                                                                                United   Bank; Secretary,
                                                                                Swift Lumber, Inc.,
                                                                                Secretary, Swift Supply, Inc.;
                                                                                Partner, Palustris Products,
                                                                                Ltd.

         * nominee for election for a term expiring at the 2004 Annual Meeting of Stockholders

         The Bank is a wholly-owned subsidiary of the Corporation. None of the other entities listed under the column "Principal Occupation During Past Five Years" above is affiliated with the Corporation.

         Each director of the Corporation continuing in office after the Meeting attended at least 75% of the meetings of the Corporation's Board of Directors and its committees held during 2000 while he served as a director. The Corporation's Board of Directors held six meetings in 2000.

         The Corporation's Board of Directors does not have standing audit, nominating, or compensation committees, or committees performing similar functions. However, the Corporation's Bylaws do authorize the Board of Directors to designate such committees. In addition, the Board of Directors of the Bank has established audit and compensation committees. In connection with the adoption of the United Bancorporation of Alabama, Inc. 1998 Stock Option Plan (the "Stock Option Plan"), the Board designated Messrs. Esneul, Justice, Sawyer and Swift to serve on the Stock Option Committee of the Board, which committee acts as the Administrator of the Stock Option Plan and as Administrator of the 1999 Employee Stock Purchase Plan of United Bancorporation of Alabama, Inc.

         It is intended that, unless "Withhold Authority" is noted, proxies in the accompanying form will be voted at the Meeting for the election to the Board of Directors of William C. Grissett and David D. Swift to serve until the 2004 Annual Meeting of Stockholders and until their respective successors are elected and qualified. Both nominees presently are members of the Board of Directors. If any nominee is not a candidate when the election occurs (which is not anticipated to be the case), it is intended that the proxies may be voted, unless authorization is withheld, for any substitute nominee or nominees recommended by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable to serve as a director if elected.

         No fees are paid to directors of the Corporation for their services as such. Since all of the Corporation's directors also serve as directors of United Bank, they are primarily compensated for their services to United Bank. See "Executive Compensation" below for information regarding compensation paid to executive officers of the Corporation.

         During 2000 all current directors of the Corporation also served as directors of United Bank. Each director of United Bank received a standard fee for such service of $3,500 ($4,700 for United Bank Board Chairman David D. Swift); $100 for each Joint Loan Committee meeting attended; and $50 for each additional committee meeting attended, with a maximum of $50 per day for additional meetings. In 2000, United Bank's Board of Directors held a total of 14 meetings.

         In connection with the Corporation's adoption of the Stock Option Plan in 1998, each director of the Corporation was granted nonstatutory stock options to purchase 2,000 shares of Class A Stock at an exercise price of $16 per share (the number of shares and exercise price having been adjusted in accordance with the Stock Option Plan to account for the 2-for-1 split of Class A Stock in May
1999), with two-fifths of such options being immediately exercisable and additional one-fifth increments becoming exercisable in December of 1999 through 2001, respectively. No additional grants to directors have been made at this time.

              THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS
               A VOTE "FOR" ELECTION OF THE NOMINEES LISTED ABOVE.

                               EXECUTIVE OFFICERS

         The following table lists the executive officers of the Corporation and the respective positions held by them in the Corporation. Each is a director of the Corporation, except for Mitchell D. Staples, and information regarding their other business experience during the past five years and certain other information is set forth under the caption "ELECTION OF DIRECTORS" above. Mr. Staples, age 39, has been the Controller and Cashier, and now is Senior Vice President and Chief Financial Officer, of United Bank from October 1992 to present.

                  NAME                               POSITION
                  ----                               --------
                  Robert R. Jones, III               President

                  H. Leon Esneul                     Chairman of the Board

                  William J. Justice                 Vice Chairman of the Board

                  David D. Swift                     Secretary

                  Mitchell D. Staples                Treasurer

         The executive officers of the Corporation are elected annually at the organizational meeting of the Board of Directors, which follows the annual meeting of stockholders, to serve until the organizational meeting in the subsequent year. Except as described under Agreements with Mr. Jones below, there are no known arrangements or understandings between any executive officers and any other person pursuant to which any of the above-named persons was selected as an officer.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth, as of April 6, 2001, the number of shares of the Corporation's Class A Stock held by each person who owns of record or, to the knowledge of the Corporation, may be deemed to own beneficially, more than 5% of the outstanding shares of such Stock.

NAME AND ADDRESS                AMOUNT AND NATURE OF         PERCENT
OF BENEFICIAL OWNER             BENEFICIAL OWNERSHIP         OF CLASS
-------------------             --------------------         --------
Kent D. Sherrill                    55,273(1)                  5.04%
7861 Arthur Brown Road
Walnut Hill, FL 32568

----------

(1) Includes 800 shares owned by his wife; 4,972 shares owned jointly by his wife and their children; 34,937 shares owned by other family members over which Mr. Sherrill has voting and dispositive power; and 2,800 shares managed by a trust for himself and other family members over which Mr. Sherrill has voting and dispositive power.

         The table below sets forth, as of April 6, 2001, the number of shares of Class A Stock beneficially owned by each director and by all executive officers and directors as a group.

                                                            PERCENTAGE
                             AMOUNT AND NATURE OF         OF OUTSTANDING
NAME                         BENEFICIAL OWNERSHIP         CLASS A STOCK
----                         --------------------         -------------
L. Walter Crim                      4,858(1)                    *
H. Leon Esneul                     50,828(2)                    4.64%
William C. Grissett                19,090(3)                    1.74%
Robert R. Jones, III               28,540(4)                    2.60%
William J. Justice                 13,346(5)                    1.22%

Bobby W. Sawyer                     9,801(6)                    *
David D. Swift                     17,976(7)                    1.64%
All executive officers            144,587(1)(2)(3)(4)           13.19%
and directors as a                       (5)(6)(7)
group (8 persons)

--------------

*        less than 1%

(1) Includes 936 shares owned jointly with his children; and 400 shares which may be acquired within 60 days upon exercise of options.

(2) Includes 37,228 shares owned by The Doris Company Limited Partnership and 12,000 shares owned by his father's estate over which Mr. Esneul has voting and dispositive power.

(3) Includes 6,490 shares owned jointly with his wife and 12,600 shares owned by United Bank in his Individual Retirement Account.

(4) Includes 4,264 shares owned jointly with his wife; 140 shares owned jointly with his son; 1,658 shares owned by United Bank in his Individual Retirement Account; 1,122 shares owned by United Bank in an Individual Retirement Account for his wife; 140 shares owned jointly by his wife and his daughter; and 21,216 shares which may be acquired within 60 days upon exercise of options.

(5) Includes 7,200 shares owned jointly with his wife; 2,196 shares owned by his wife, as to which shares Mr. Justice disclaims beneficial ownership; 218 shares owned by Mr. Justice for his granddaughter, as to which shares Mr. Justice disclaims beneficial ownership; and 400 shares which may be acquired within 60 days upon exercise of options.

(6) Includes 8,717 shares owned jointly with his wife; and 284 shares owned jointly by his wife and his children, as to which shares Mr. Sawyer disclaims beneficial ownership; and 800 shares which may be acquired within 60 days upon exercise of options.

(7) Includes 3,376 shares owned by his wife, as to which shares Mr. Swift disclaims beneficial ownership, and 400 shares which may be acquired within 60 days upon exercise of options.


                             EXECUTIVE COMPENSATION

         Officers of the Corporation, and directors who also serve as directors or officers of United Bank, are remunerated by United Bank. The following Summary Compensation Table sets forth certain information concerning compensation to Robert R. Jones, III, the only executive officer of the Corporation who received total annual salary and bonus for 2000 exceeding $100,000.

                                                SUMMARY COMPENSATION TABLE
                                                --------------------------
                                                                        LONG TERM
                                                                        COMPENSATION
                                       ANNUAL COMPENSATION              AWARDS
                                       -------------------              ----------------------------
                                                                                          ALL
                                                                        SECURITIES        OTHER
                                                  SALARY      BONUS     UNDERLYING        COMPEN-
NAME AND PRINCIPAL POSITION            YEAR        ($)         ($)      OPTIONS (#)       SATION ($)
---------------------------            ----      -------     ------     -----------       ----------
Robert R. Jones, III                   2000      145,000     43,031         4,080          45,900(1)
President of the Corporation           1999      142,500     58,781         4,080          45,638(1)
President of the Bank                  1998      138,000     42,152        24,480          46,035(1)


(1) Includes $7,638 paid to fund the Supplemental Benefit under the 1993 Agreement described under Agreements with Mr. Jones below, and $25,212 paid for life insurance premiums and related tax expense pursuant to the 1993 Agreement in each of 2000, 1999 and 1998; $456 premium reimbursed by United Bank on a long-term disability insurance policy for Mr. Jones in each of 2000, 1999 and 1998; $722, $1,000 and $1,000 contributed by United Bank for the account of Mr. Jones pursuant to United Bank's 401(k) Employee Incentive Savings Plan (the "401(k) Plan") in 2000, 1999 and 1998, respectively; $5,550, $5,550 and $5,950 in fees for attendance at meetings of United Bank's Board of Directors in 2000, 1999 and 1998, respectively, and $6,322, $5,782 and $5,779 in profit-sharing payments made in 2000, 1999 and 1998 for services in 1999, 1998 and 1997.

Agreements with Mr. Jones. The Bank and Mr. Jones entered into an Executive Compensation Agreement as of May 28, 1993 (the "1993 Agreement") which provides for certain compensation benefits, some of which are included under "All Other Compensation" in the Summary Compensation Table above. The 1993 Agreement further provides for post-employment payments (the "Supplemental Benefit") to be made to Mr. Jones, or his beneficiary, generally consisting of 20 payments of $49,370 beginning at the time of Mr. Jones retirement, with provisions for lump sum payment in the event of his earlier death, as well as for proration of the annual payment amount if his employment by the Bank is terminated for reasons other than his death, total and permanent disability, or a sale of at least 50% of the outstanding voting stock or assets of the Bank or the Corporation (a "Sale"). The 1993 Agreement also provides that if Mr. Jones' employment by the Bank is terminated within 180 days after a Sale he will receive a lump sum payment equal to the present value of the deferred benefit payout for the lesser of ten years or the number of years until he would reach the age of 65.

Following discussions in the latter part of 1997, the Bank entered into an Employee Agreement with Mr. Jones dated as of January 1, 1998 (the "Agreement"). Pursuant to the Agreement, Mr. Jones has agreed to provide fill-time professional services to the Bank in the capacity of President and CEO of the Bank, to the exclusion of other businesses or activities. The Agreement was for an initial term from January 1, 1998 through December 31, 2001, and unless terminated will automatically renew on January 1 of each year for a three-year term. The Agreement provides for a specified annual salary, together with performance-based cash incentive compensation ("Bonus") determined by the Board of the Bank at the time of its annual review of Mr. Jones' performance. The Bonus under the Agreement is calculated as a percentage of Mr. Jones' salary, ranging from zero to 45%, based on attainment of certain net income levels by the Bank. Salary and Bonus paid to Mr. Jones for 2000 are reflected in the Summary Compensation Table above. The Agreement specifies that Bonus awards are intended to eventually be governed by an Executive Incentive Compensation Plan applicable to certain officers of the Bank generally, as well as to the President and CEO of the Bank. The Agreement also provides for Mr. Jones to receive long-term incentive at the discretion of the Board; benefits provided to employees of the Bank generally; supplemental retirement benefits already agreed upon by the Bank and Mr. Jones; reimbursement of reasonable and customary business expenses incurred by him in connection with the performance of his duties; payment or reimbursement of certain fees for professional and other organizations in the Bank's market area; an automobile allowance; and vacation time.

         The Agreement also provides generally that, in the event of Mr. Jones' death, the Bank will pay to his estate one quarter of his then-current annual salary plus a prorata portion of the Bonus otherwise payable to him; that, in the event of his disability, the Bank will pay his salary and a prorata portion of Bonus until the earlier of twelve months after the date of disability or such time as disability benefits commence under a Bank-provided disability insurance policy; and that the Bank will pay Mr. Jones an amount equal to monthly salary, benefits and prorata Bonus for twelve months after termination of his employment if such termination is not for cause or a result of material change in Mr. Jones' duties and responsibilities.

         Under the Agreement, Mr. Jones has agreed that, during the term of his employment and for two years thereafter, he will not engage in any business similar of that of the Bank or any of its affiliates or solicit any employee of the Bank or any of its affiliates to leave their employment with the Bank (the "Noncompetition Agreements"). The Agreement also provides generally that, if a change of control of the Bank occurs and within 36 months thereafter his employment by the Bank is terminated, the Bank will pay him a severance payment equal to two times the greater of the total cash compensation paid to him for the fiscal year most recently completed before the termination or his annual salary at the time of termination, and that, in such event, the Noncompetition Agreements would no longer apply.

         In a Supplemental Agreement with Mr. Jones dated as of March 9, 1999 (the "Supplemental Agreement"), the Corporation and the Bank have also agreed that, subject to his continued employment by the Bank at such times, in each year beginning in 1999 and ending in 2002, the Corporation will grant an incentive stock option covering 4,080 shares of stock (the number of shares having been adjusted to account for the 2-for-1 split of Class A Stock in May,
1999) to Mr. Jones, exercisable at the then-current fair market value of Class A Stock, with each such ISO being exercisable in five equal installments, the first of which will be vested on the date of the grant. The Supplemental Agreement specifies that the incentive stock options provided for thereunder will be granted immediately in the event of a Change of Control as defined in the Employee Agreement. The grant of options pursuant to the Supplemental Agreement in 2000 is reflected under "OPTION GRANTS IN LAST FISCAL YEAR" below.

                     BOARD REPORT ON EXECUTIVE COMPENSATION

         The Board of Directors of the Corporation has not appointed a separate committee for determination of executive compensation generally. The Stock Option Administration Committee of the Corporation's Board of Directors has been appointed as administrator of the Stock Option Plan and the Employee Stock Purchase Plan.

         Each non-director executive officer of the Corporation is also an officer of the Bank, and receives compensation for services to the Bank. Executive compensation decisions made by the Bank are reviewed by the entire Board, with the exception of determinations made with respect to Mr. Jones, in which he does not participate.

         The Board of Directors of the Bank makes compensation determinations with respect to the employees of the Bank, including those who are executive officers of the Corporation, based on the recommendations of the Compensation Committee of the Bank's Board of Directors (the "Compensation Committee"). For executives other than the Chief Executive Officer, the Compensation Committee acts on compensation recommendations made by the Chief Executive Officer, with the objective of providing compensation competitive with that provided by comparable financial institutions.

         At present, compensation for executive officers other than the Chief Executive Officer consists of annual base salary and annual cash bonuses determined by the Compensation Committee, primarily on the recommendation of the Chief Executive Officer. Base salary is determined at hiring and is reviewed annually for increases based upon performance evaluations made by the Chief Executive Officer. Annual cash bonuses are generally awarded as a percentage of base salary. The bonus is based on the individual's compensation, salary grade and individual performance and the performance of the Bank.

         The compensation of the Chief Executive Officer, Mr. Jones, is determined by the Compensation Committee in accordance with the provision of Mr. Jones' employment agreement. See Agreements with Mr. Jones above. Mr. Jones' compensation consists of a specified annual salary, performance-based annual cash incentive compensation, long-term incentives in the form of stock options, and other benefits. The Committee based its determination of Mr. Jones' compensation package as reflected in the Agreement on the advice and recommendation of a compensation consultant specializing in the banking industry, with the intent of providing a compensation package designed to retain Mr. Jones' services and motivate him to perform to the best of his abilities. The increase in Mr. Jones' 2000 base salary reflects the Board's determination of the salary level necessary to meet this objective. The Bonus paid to Mr. Jones in 2000, approximately 30% of his 2000 salary, was based on attainment of predetermined net income levels by the Bank. Under the Agreement, depending on the level of net income of the Bank, the bonus could have ranged from zero to 45%. As described above, long-term incentives in the form of incentive stock options granted to Mr. Jones in 1999 were granted in accordance with the Agreement as supplemented in 1999.

         This report is submitted by L. Walter Crim, H. Leon Esneul, William C. Grissett, Robert R. Jones, III, William J. Justice, Bobby W. Sawyer, and David
D. Swift, being all of the members of the Board of Directors during the 2000 fiscal year.

                       OPTIONS GRANTS IN LAST FISCAL YEAR

The following table and notes provide information on option grants made in 2000 under the Stock Option Plan to Mr. Jones, the only executive officer named in the Summary Compensation Table above.


                                                         Individual Grants                  Grant Date Value(1)
                                                  ---------------------------               -------------------
                                                  % of Total
                              Number of           Options
                              Securities          Granted to
                              Underlying          Employees         Exercise or                     Grant Date
                              Options             in Fiscal         Base Price     Expiration       Present
Name                          Granted             Year(2)           Per Share         Date          Value
----                          ----------          ----------        ---------      ----------       --------
Robert R. Jones, III          4,080(2)              100%            $   31.30      12/22/2010       $ 30,778

(1) The Corporation has used the Black-Scholes Option Valuation model adjusted for dividends to determine grant date present value of the options. The Corporation does not advocate or necessarily agree that the Black-Scholes model properly reflects the value of an option. The assumptions used in calculating the option value are as follows: a risk-free interest rate of 4.15%, the rate applicable to a two-year treasury security at the time of the award; a dividend yield of 1.67%, the yield at the time the option award was made; volatility of 12.70%, calculated using daily stock returns for the twelve month period preceding the option award; a stock price at date of grant of $31.30; and a ten-year stock option term. No adjustments were made for forfeitures or vesting restrictions on exercise.

(2) Options were granted with an exercise price equal to market value on the date of the grant and are exercisable in an initial 20% increment at the date of grant and in cumulative 20% increments at the end of each of the four years following the date of grant, subject to the condition that no option may be exercised later than ten years after the date of the grant.

         The following table and notes provide information on the value at December 31, 2000 of unexercised options held by Mr. Jones, the only executive officer named in the Summary Compensation Table above.

                AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR(1)
                     AND 2000 FISCAL YEAR-END OPTION VALUES


                           Number of Securities
                           Underlying Unexercised               Value of Unexercised in-the
Name and Position          Options at 12/31/00                  Money Options at 12/31/00($)(2)
-----------------          -------------------                  -------------------------------
                           Exercisable      Unexercisable       Exercisable        Unexercisable
                           -----------      -------------       -----------        -------------
Robert R. Jones, III         21,216            11,424           $   316,380        $     109,817


(1)      No options were exercised by Mr. Jones during the 2000 fiscal year.

(2) The ultimate realization of value on the exercise of such options is dependent upon the market price of Common Stock at the time of exercise. Calculations are based on the $33.00 price of the last sale of Class A Stock reported to the Corporation during the fiscal year.

            COMPENSATION COMMITTEE INTERLOCKS AND INSIDER INFORMATION

         The SEC requires certain information to be provided under the foregoing caption. As reported above, the Board of Directors has no compensation committee. Each member of the Board of Directors is a member of the board of directors of the Bank, and these directors of the Corporation, Messrs. Grissett, Justice and Sawyer, are members of the Compensation Committee of the board of directors of the Bank. The Board of Directors of the Corporation includes Messrs. Jones, Esneul, Justice and Swift, each of whom may be deemed to be an executive officer of the Corporation. None of Messrs. Esneul, Justice and Swift receives compensation from the Corporation for services as an officer of the Corporation, and Mr. Jones does not participate in the Board's deliberations with respect to his compensation.

           REPORTS UNDER SECTION 16 OF THE SECURITIES AND EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") requires the Corporation's executive officers and directors, and any persons who own more than 10% of the Class A Stock, to file reports of ownership and changes in ownership with the Security and Exchange Commission ("SEC"). The Corporation believes that all requirements under Section 16(a) of the Exchange Act applicable to directors and executive officers of the Corporation were complied with by such persons during the last fiscal year. In making this disclosure, the Corporation has relied on written representations by or on behalf of its directors and executive officers and copies of reports filed.

                             AUDIT COMMITTEE REPORT

         The SEC requires the Corporation to make a report of various matters if there is an audit committee of its Board of Directors. Because substantially all of the operations of the Corporation are conducted by the Bank, the Board of Directors of the Corporation has not established a separate audit committee, nor has it adopted a written charter for such a committee or made any determination as to independence of committee members. The Board of Directors of the Bank has established an audit committee (the "Bank Audit Committee"), and in their capacities as directors of the Bank, Messrs. Crim, Grissett and Justice, each of whom is a non-employee member of the Board of Directors of the Bank, serve as three of the six members of the Bank Audit Committee. The Board of Directors of the Corporation is informed that the Bank Audit Committee has reviewed and discussed the audited financial statements of the Corporation with management; that the Bank Audit Committee has discussed with the independent auditor of the Corporation, KPMG LLP ("KPMG"), the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ss.380), and that the Bank Audit Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG their independence. However, because the Board of Directors of the Corporation has no audit committee, no such committee undertook the review and discussion described in the preceding sentence, and there was no such committee to make a recommendation to the Board of Directors of the Corporation as to whether the audited financial statements should be included in the Corporation's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

         Listed below are the names of each of the members of the Corporation's Board of Directors, in accordance with Regulation S-K Item 306(b).

L. Walter Crim              H. Leon Esneul            William C. Grissett
Robert R. Jones, III        William J. Justice        Bobby W. Sawyer
                            David D. Swift



                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Some Corporation and United Bank directors, officers, and principal stockholders, and their associates and immediate families were customers of, or had transactions with, subsidiaries of the Corporation in the ordinary course of business during 2000. In addition, some Corporation and United Bank directors are directors, officers, trustees, or principal security holders of corporations or other organizations that were customers of, or had transactions with, the Corporation or its subsidiaries in the ordinary course of business during 2000. All outstanding loans and other transactions with the Corporation's, and its subsidiary's, directors, officers, and principal stockholders, and their associates and immediate families, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and when made did not involve more than the normal risk of collectibility or present other unfavorable features. In addition to banking and financial transactions, the Corporation and its subsidiaries may have had additional transactions with, or may have used products or services of, various organizations of which directors of the Corporation or its subsidiaries are directors, officers, or principal stockholders. Except as described below, such transactions were on terms comparable to those which would have been recorded with unaffiliated parties, and the amounts involved in such noncredit transactions have in no case been material in relation to the business of the Corporation and its subsidiaries or to such other organizations.

         In September 2000 the Corporation purchased 3.12 acres of land on County Road 20 in Foley, Alabama, to be used for a Foley Branch of the Bank (the "Foley Bank Site"), from Juniper Development, LLC ("Juniper"), an Alabama limited liability company owned by the directors of the Corporation and of the Bank. The purchase price for the Foley Bank Site was $204,000, which was 85% of its appraised value. The Corporation believes that its cost to acquire the Foley Bank Site was lower than would have been paid for a comparable alternate site in a transaction with unaffiliated third parties.

                          COMPARATIVE PERFORMANCE GRAPH

         The Securities and Exchange Commission ("SEC") requires the Corporation to include in this Proxy Statement a graph which compares the yearly percentage change in cumulative total shareholder return on the Class A Stock with (i) the performance of a broad equity market indicator, and (ii) the performance of a published industry index or peer group. Set forth below is a graph comparing the yearly percentage change in the cumulative total stockholder return on the Class A Stock against the cumulative total return of the S&P 500 Index and the Nasdaq Bank Index for the five-year period from December 31, 1995 to December 31, 2000. The Nasdaq Bank Index is a broad-based capitalization-weighted index of domestic and foreign common stocks of banks that are traded on the Nasdaq National Market System (Nasdaq/NMS) as well as the SmallCap Market. The Class A Stock is not traded on a recognized market, and the price for the Class A Stock on the dates represented in the graph are based on the most recent sales prices reported to the Corporation on or prior to each such date.


                                                              Period Ending
                           12/31/95     12/31/96      12/31/97     12/31/98          12/31/99       12/31/00
                           --------     --------      --------     --------          --------       --------
United Bancorporation        100.00       140.00       191.85        245.68           311.74         373.53
Of Alabama, Inc.

S&P 500                      100.00       124.97       156.08        184.89           205.28         190.99

Nasdaq Bank Index            100.00       128.50       194.73        183.73           178.46         197.44

                                    AUDITORS

         KPMG LLP or its predecessor, Peat Marwick Main & Co. (collectively, "KPMG"), independent certified public accountants, was selected as the Corporation's auditor on September 26, 1984, and has served as such since then. A representative of KPMG is expected to be present at the Meeting and will have the opportunity to make a statement if he so desires. The KPMG representative also is expected to be available to respond to appropriate questions.

AUDIT FEES

         KPMG billed the Corporation aggregate fees totaling $42,500 for professional services rendered for the audit of the Corporation's annual financial statements for 2000 and the reviews of the financial statements included in the Corporation's Forms 10-Q for 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

KPMG did not perform any financial information systems design or implementation services for the Corporation in 2000.

ALL OTHER FEES

The aggregate fees for all services rendered by KPMG to the Corporation for 2000, other than those described in the two immediately preceding paragraphs, totaled $17,300.

The Board of Directors has considered whether the provision by KPMG of the services covered by the fees other than the audit fees is compatible with maintaining KPMG's independence and believes that it is compatible.

                                 OTHER BUSINESS

         Management currently knows of no other business to be brought before the Meeting. If other business is brought properly before the Meeting, the accompanying Proxy will be voted in the discretion of the persons designated in such Proxy, unless the "Authority Withheld" box has been checked.

                            EXPENSES OF SOLICITATION

         The cost of soliciting proxies in the accompanying form will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited by directors, officers, or other employees of the Corporation or its subsidiaries personally, by telephone, or by telefacsimile. The Corporation does not expect to pay any compensation for the solicitation of proxies, but will reimburse brokers, custodians, or other persons holding stock in their names or in the names of nominees, for their reasonable expenses in sending proxy materials to principals and obtaining their instructions.

                              STOCKHOLDER PROPOSALS

         Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the SEC. In order to be included in the Corporation's proxy statement and form of proxy relating to its 2002 Annual Meeting pursuant to Rule 14a-8 promulgated by the SEC ("Rule 14a-8"), proposals from stockholders to be presented at the 2002 Annual Meeting must be received by the Secretary of the Corporation no later than December 10, 2001. The date after which notice of a shareholder proposal submitted outside of the processes of Rule 14a-8 will be considered untimely is February 4, 2002. If notice of such a shareholder proposal is received by the Corporation after February 4, 2002, then the Corporation's proxy for the 2002 Annual Meeting may confer discretionary authority to vote on such matter without discussion of such matter in the proxy statement for the 2002 Annual Meeting.

                           ANNUAL REPORT ON FORM 10-K

         The Corporation will furnish to any shareholder upon written request, without charge, a copy of the Corporation's Annual Report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the SEC. Requests for the above information should be directed to:
Stockholder Relations Department, United Bancorporation of Alabama, Inc., P. O. Box 8, Atmore, Alabama 36504.

                     UNITED BANCORPORATION OF ALABAMA, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

         The undersigned stockholder of United Bancorporation of Alabama, Inc. (the "Corporation"), Atmore, Alabama, hereby constitutes and appoints L. Walter Crim, H. Leon Esneul, William C. Grissett, Robert R. Jones, III, William J. Justice, Bobby W. Sawyer, and David D. Swift and any of them, with full power of substitution, proxies to vote the number of shares of Corporation common stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the corporate offices of United Bank, 200 East Nashville Avenue, Atmore, Alabama, on May 9, 2001, at 3:00 p.m., local time, or at any adjournments thereof (the "Meeting"), upon the proposal described in the Proxy Statement and Notice of Annual Meeting of Stockholders, both dated April 16, 2001, receipt of which is hereby acknowledged, in the manner specified below.

Proposal. Election as director to serve until the 2004 Annual Meeting of Stockholders and until his successor is elected and qualified:

             William C. Grissett and David D. Swift

                  [ ] FOR all nominees listed (except as indicated below).

                  To withhold authority for any individual nominee, write that nominee's name in the space provided)
                                                       -----------------------

                  [ ] VOTE WITHHELD from all nominees.


In their sole discretion, the proxies are authorized to vote upon such other business as may come properly before the Meeting or any adjournment thereof.

                  [ ]  AUTHORIZED    [ ]  AUTHORITY WITHHELD

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF THE ABOVE-NAMED NOMINEES AS DIRECTORS AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS THAT MAY COME PROPERLY BEFORE THE MEETING.

         Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each stockholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.



Dated:_______________, 2001                ------------------------------------
      Month     Day                        Signature of Stockholder

                                           ------------------------------------
                                           Signature of Other Stockholder
                                           (If held jointly)





                  THIS PROXY IS SOLICITED ON BEHALF OF THE CORPORATION'S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE STOCKHOLDER(S) PRIOR TO ITS EXERCISE.